Exhibit 10.13

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SERVICES AGREEMENT

Between

Nissan Mobility Service Co., Ltd.

And

Guangzhou Weride Technology Co., Ltd..

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Contents

1	Services	4
2	Service Fee	4
3	Payment	4
4	Provision, Delivery, Inspection and Acceptance of the Services	6
5	Quality Warranties and Claims	7
6	Subcontracting and Contract with Third Party	9
7	Representations and Warranties	10
8	Party A’s Property	11
9	Confidentiality and Data Protection	12
10	Intellectual Property Rights and Ownership of Work Products	16
11	Compliance with Applicable Laws	19
12	Independent Relationship	19
13	No Promotion	20
14	Force Majeure	20
15	Liability of Default and Indemnity	21
16	Termination of Agreement	21
17	Governing Law and Dispute Resolutions	22
18	Notice	22
19	Miscellaneous	23

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SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is executed on Oct 20, 2022 (“Executive Date”) by and between the following Parties in Suzhou:

Party A: Nissan Mobility Service Co., Ltd.

Legal Representative/Responsible Person: *****

Registered Address: *****

Party B: Guangzhou Weride Technology Co., Ltd..

Legal Representative/Responsible Person: *****

Registered Address: *****

Party A and Party B are collectively referred to as the “Parties” and individually referred to as a “Party” hereinafter.

WHEREAS:

(1)	Party A wishes to engage Party B to provide Services provided in this Agreement.

(2)	Party B has expertise and prior experience in providing such Services and is willing to provide such Services exercising reasonable skills and care upon the terms and conditions set forth herein.

NOW, THEREFORE, based on the principles of mutual trust, equal cooperation, mutual benefits and mutual development, through friendly negotiation, the Parties enter into the following agreement:

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1	Services

1.1

Within the term of this Agreement, in respect to NMS Suzhou Robotaxi PoC project, Party A wishes to delegate Party B to provide and Party B agrees to provide Suzhou Leaf PoC Operation Support Service, Ariya L4 SDS (the “Self-driving System”) Development Service and Ariya L4 SDS Integration Service (collectively as the “Services”, and each as a “Service”) to Party A in accordance with the terms and conditions hereof. The scope of the Services, technical requirements, Service standards, completion date, delivery form/deliverables and other relevant details are specified in Appendix 1 hereof.

1.2	Party A maintains the rights of delegating other agents to provide the same or similar services.

2	Service Fee

2.1	In respect to the Services hereunder, Party A shall pay Party B the estimated total amount of [***] as service fee (the “Service Fee”). See the details of Service Fee in Appendix 2 hereof.

2.2

The Service Fee hereunder has included the statutory payable taxes (VAT etc.) and all extra costs (transportation, installation, travel expenses etc.). Except for the Service Fee, Party A is not obligated to pay Party B any other fees.

3	Payment

3.1

Upon the delivery to and acceptance by Party A of each Service, Party B shall provide a list of expenses of such Service as soon as possible (including the original contracts, wholly or in part, related to such Service executed between Party B and third parties, invoices, payment vouchers, etc., solely related to such Service), list of materials, activities report and other materials required by Party A, and Party A shall confirm the amount of the Service Fee for such Service according to the aforesaid expenses details and the actual effect of such Service. The actual total amount of the Service Fee shall not be higher than the estimated total amount provided in Section 2.1 hereof. Party A is not obligated to pay for any expenses not confirmed by Party A (except for the Service Fee provided in Section 3.2(1)) and which confirmation should not be unreasonably withhold. In case of the amount is not confirmed by Party A, the Parties shall negotiate in good faith. Party A shall be entitled to deduct the input VAT arising out of the dealing between Party B and third parties (if any) from the total amount of the Service Fee.

3.2	Subject to Party B’s continuous performance and compliance of this Agreement, Party A shall pay the Service Fee hereunder to Party B in two installments as follows:

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(1)

The first installment with the amount of [***] shall be paid to Party B by December 31, 2022. After Party B issues a written notice to Party A for the payment of the above Service Fee, Party B shall issue lawful and effective VAT special invoice(s) according to such amount. VAT rate for each invoice is provided in Appendix 2. Party A shall then make the payment in accordance with Section 3.2(3) below.

(2)

The remaining amount of the Service Fee [***] shall be paid respectively after the full delivery by Party B and acceptance by Party A of each respective Service in accordance with this Agreement. After Party A confirms the amount of the Service Fee of each Service according to Section 3.1 above, Party B shall issue lawful and effective VAT special invoice(s) according to such amount. VAT rate for each invoice is provided in Appendix 2. Party A shall then make the payment in accordance with Section 3.2(3) below.

(3)

Party A shall make the payment by bank transfer to the following bank account of Party B on the 25th day of the following month of the receipt of each invoice (postponed in case of public holidays). Party A shall be entitled to postpone or suspend the payment until receiving the invoice(s) issued by Party B.

Account Name: *****

Bank: *****

Account No.: *****

3.3

If the amount payable by Party A to Party B is subject to any tax withholdings, Party A shall withhold such taxes for Party B according to applicable laws and regulations and make the payment to competent tax authorities; Party B will only receive the net amount after tax. In such case, Party B shall provide invoice indicating the total amount of the Service Fee, which means the amount indicated on the invoice shall be the tax-inclusive price.

3.4

Any payment by Party A shall neither exempt Party B from the guarantee and warranty liabilities, nor preclude Party A’ rights under this Agreement and applicable laws and regulations of People’s Republic of China (for the purpose of this Agreement, excludes Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan, the “PRC”).

3.5	If Party B breaches any provisions of this Agreement, Party A shall be entitled to withhold the relevant Service Fee to offset Party A’s claims or charges to Party B.

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4	Provision, Delivery, Inspection and Acceptance of the Services

4.1

Party B acknowledges that time is of the essence in the performance of this Agreement; Party B shall deliver the Services in strict adherence to the time provided in this Agreement (including its Appendixes). If Party B fails to complete the Services within the time provided herein and such failure is not solely attributable to Party A, Party B shall pay to Party A liquidated damages in the amount of [***] of the total Service Fee provided in Section 2.1 per day, until the Services are provided in its entirety. If such liquidated damages is deficient to indemnify the losses suffered and incurred by Party A, Party B shall continue to indemnify all the losses incurred by Party A.

4.2	In respect to the performance of this Agreement, Party B shall designate a Services project manager in charge of:

(1)

planning, coordinating and supervising all aspects of the project; the project manager of Party B shall upon request inform Party A of the status of the project at any time, including providing an up to date report with the start and finish dates, level of completion and the status of each function;

(2)	in the event of any emergency which may affect the performance of this Agreement, reporting to Party A immediately.

The project manager of Party B shall be replaced by Party B only upon prior written notice to Party A; if necessary, Party A is entitled to demand the replacement of the project manager of Party B.

4.3

Party A shall inspect and accept each Service respectively and separately in accordance with this Agreement. After the completion of each Service provided in this Agreement, Party B shall submit a written confirmation on readiness for acceptance. Party A shall jointly initiate the process of inspection and acceptance with Party B upon receiving the aforesaid confirmation. If any Party notices that the Services provided by Party B do not qualify the requirements and standards as agreed during the process of inspection and acceptance, Party B shall remove such defects as soon as possible within reasonable period provided by Party A. The Parties shall jointly execute written inspection and acceptance report upon the removal of all the defects.

4.4

For the avoidance of doubts, the execution of the inspection and acceptance report only indicates Party A’s acceptance of the Services provided by Party B, it shall neither exempt Party B from the guarantee and warranty liabilities nor preclude Party A’ rights under this Agreement and applicable laws and regulations of the PRC.

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5	Quality Warranties and Claims

5.1

Party B warrants that the Services provided hereunder shall completely conform to the requirements and standards of this Agreement (including the Appendixes), and other relevant national standards and industrial standards (if any).

5.2	Without prejudice to Party A’s any other rights against Party B, if the Services do not conform to the aforesaid quality warranties, Party A is entitled to:

(1)	require Party B to return all or part of the Service Fee;

(2)	require Party B to re-provide the Services; or

(3)	require Party B to fix the non-conforming Services, and the fees shall be borne by Party B.

5.3

If Party A requires Party B to re-provide the Services or fix the Services in accordance with the aforesaid Section 5.2, while Party B fails to finish within reasonable period provided by Party A, Party A may, at Party B’s cost, provide or fix the relevant Services by itself or a third party engaged by Party A.

5.4	For sensor suite and other hardware (the “Hardware”) provided by Party B for the Ariya Modified Vehicles (as defined in Section 5.6 below) under this Agreement, Party B make guarantees that:

(1)

All Hardware is (i) free of defects caused by materials, designs and/or workmanship; (ii) new (not used or reconditioned), merchantable and suitable for the purpose intended. Quality assurance period of the Hardware shall be the same as the warranty made by the manufacturer of the installed facilities, according to its relevant assurance policy.

(2)

Without prejudice to Party A’s other rights against Party B, if the Hardware does no conform to the terms and conditions of this Agreement or the above quality assurance, Party A is entitled to, at Party B’s cost: (i) reject and return the Hardware to Party B, and claim for the return of the Hardware price, (ii) require Party B to replace the Hardware, or (iii) require Party B to repair the Hardware.

(3)

If Party A requires to replace or repair the Hardware, while Party B fails to finish the work required by Party A to the reasonable satisfaction of Party A, then Party A may decide at its sole discretion to: (i) at Party B’s cost, replace or repair the defective Hardware by itself or a third party engaged by Party A; (ii) demand a reduction in the Service Fee according to the degree of inferiority and impairment, and the amount of the losses incurred by Party A; or (iii) terminate or partially terminate this Agreement, require Party B to return the Service Fee without assuming any liability.

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(4)	Party B shall indemnify, defend and hold Party A harmless from any damage, loss, liability, cost and expenses (including reasonable attorney fee) caused directly by the defective Hardware.

(5)

The foregoing quality assurance and warranties are in addition to all other quality assurance and warranties expressed or implied by law, or any warranties of additional scope given to Party A by Party B. Neither the foregoing nor anything contained in this Agreement shall limit or impair any statutory or any other rights Party A may have.

5.5

For software license to Party A granted by Party B under this Agreement, Party B warrants it has full right to make such grant and use of such software by Party A under this Agreement will not infringe any legitimate right of a third party. Otherwise, Party B shall make compensation to Party A for any damage, loss, liability, cost and expenses so caused.

5.6

Notwithstanding anything contrary to this Agreement or any other previous agreement between the Parties, Party B shall indemnify and hold Party A and/or its affiliates harmless from and against any activities in relation to the Services hereunder. For the avoidance of doubt, in no event shall Party A, its affiliates or the third-party suppliers within or outside of China be held liable for, in any manner, directly or indirectly, any activities in relation to the Services hereunder, or any damages, losses, liabilities or claims arising from or in connection with the Services hereunder. In particular:

(1)	With respect to the product liability and other liabilities in relation to Suzhou Leaf PoC Operation Support Service:

(i)

In case any accident is caused by or attributable to the safety drivers or other personnel as provided and/or trained by Party B, or the Leaf Vehicles (regardless of whether the root cause of the accident is identifiable or not), Party A and/or its affiliates are entitled to claim against Party B for compensation of any and all liabilities incurred or suffered by Party A and/or its affiliates arising out of or in connection to such accident.

(2)	With respect to the product liability and other liabilities in relation to Ariya L4 SDS Development Service and Ariya L4 SDS Integration Service:

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(i)

Except for the product liabilities solely caused by the base vehicles in Ariya model provided by Party A to Party B for the purpose of the Ariya L4 SDS Development Service and the Ariya L4 SDS Integration Service (“Ariya Base Vehicles”) (such product liabilities should be confirmed upon the examination and inspection by a professional third party entrusted mutually be the Parties), Party B shall be responsible and liable for any and all product liabilities (including without limitation, the situation that the root cause of the product liability is not identifiable) in relation to the vehicles in Ariya model (including the Hardware, as well as any software installed on such Ariya Base vehicles, collectively as the “Ariya Modified Vehicles”) after Party B’s development, integration and modification for the purpose of the Ariya L4 SDS Development Service and the Ariya L4 SDS Integration Service.

(ii)

Unless it is solely caused by the Ariya Base Vehicles (which should be confirmed upon the examination and inspection by a professional third party entrusted mutually be the Parties), in case any accident is caused by or attributable to the Ariya Modified Vehicles (regardless of whether the root cause of the accident is identifiable or not), Party A and/or its affiliates are entitled to claim against Party B for compensation of any and all liabilities incurred or suffered by Party A and/or its affiliates arising out of or in connection to such accident.

5.7

Party B warrants the OTA (i.e. over the air, if applicable) configuration shall be in compliance with the applicable laws and regulations. Party B shall indemnify and hold Party A and/or its affiliates harmless and against from, any activities in relation to the OTA configuration or other related Service hereof provided, Party A shall use its commercially reasonable efforts to support Party B of the OTA as needed. Without prejudice to other rights and remedies enjoyed by Party A hereunder, Party B shall cooperate with Party A to obtain approval or filling from related authorities pursuant to applicable laws and regulations.

6	Subcontracting and Contract with Third Party

6.1

Party B may not delegate any third party (“Subcontractor”) to perform any Services hereunder without prior written content of Party A. For the avoidance of doubt, in case that the Subcontractor is an Affiliate of Party B, Party B is only required to provide Party A with a prior written notice instead of to obtain Party A’s prior written consent. Any Services performed by the Subcontractors will be deemed as the Services provided by Party B to Party A, and Party B shall take sole responsibility to Party A for such Services.

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6.2

Party B shall enter into a written contract with or issue a letter of delegation to the Subcontractor and shall retain the original contract or letter of delegation, details of expense, instruments and other supporting documents related to the subcontracting and make them available for inspection by Party A. Party B agrees that Party A or Party A’s authorized representative shall have the right to conduct on-site inspection and audit to ensure the authenticity and reasonability of the supporting documents mentioned above. Party B agrees to provide Party A with adequate and effective assistance in such inspection and audit. Party A is only responsible to pay Party B for the Subcontractor expense (if any) based on authentic supporting materials, and such Subcontractor expense shall be included in the total amount of the Service Fee provided in Section 2.1. If Party B provides false supporting materials or the supporting materials provided by Party B are not corresponding to the real dealings, and as a result, the Subcontractor expense actually paid by Party A is beyond the actual amount, Party A shall have the right to terminate this Agreement immediately, and recover the payment beyond the actual amount from Party B (in the case that the payment has been completed); Party B shall indemnify Party A against any other losses incurred by Party A for such reasons.

7	Representations and Warranties

7.1	Party A represents and warrants that:

(1)	It is a corporation duly established and validly existing under the laws of the PRC, with complete legal powers, rights and authorization to enter into this Agreement;

(2)	The execution and performance of this Agreement has obtained all the necessary and proper internal approvals and authorizations, governmental permissions and approvals or third party consents; and

(3)	This Agreement constitutes its legal, effective and binding obligations, and is enforceable against it in accordance with the terms and conditions hereunder.

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7.2	Party B represents and warrants that:

(1)	It is a corporation duly established and validly existing under the laws of the jurisdiction where it is registered, with complete legal powers, rights and authorization to enter into this Agreement;

(2)	The execution and performance of this Agreement has obtained all the necessary and proper internal approvals and authorizations, governmental permissions and approvals or third party consents;

(3)	This Agreement constitutes its legal, effective and binding obligations, and is enforceable against it in accordance with the terms and conditions hereunder; and

(4)

As to the date of this Agreement, it owns all the licenses, qualifications, permissions and/or approvals required for the Services hereunder and shall continue in its best endeavor to obtain or own all such licenses, qualifications, permissions and/or approvals during the term of this Agreement.

7.3

If the representations and warranties of any Party is proved to be misleading or untrue, such Party shall indemnify any losses, damages, cost, expenses, responsibilities or claims suffered and incurred by the other Party.

8	Party A’s Property

8.1	For the purpose of this Agreement, Party A’s property shall include:

(1)

Party A’s property and information, such as vehicles, parts, tools, devices, drawings, molds, samples, specifications, data and the like, furnished to Party B or its Subcontractor to obtain the Services hereunder;

(2)

Any designs, drawings, molds, tooling, technical data/information, materials, equipment and others that Party B makes or buys from others solely for producing or providing the Services and charged to Party A shall become Party A’s property immediately upon the manufacture or procurement.

8.2	During the performance of this Agreement, Party B shall take the following responsibilities for Party A’s property:

(1)	Party B shall use such property and information exclusively for the purpose of performing this Agreement, and shall not duplicate or disclose to others;

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(2)

Party B shall properly keep, use and maintain Party A’s property, and shall undertake the risk of damages to and loss of Party A’s property regardless of whether having delivered Party A’s property to any Subcontractor for use and keeping.

8.3	Upon the full performance or termination of this Agreement,

(1)

If any of Party A’s property has been delivered to the Subcontractor for use and keeping, Party B shall be responsible to take effective measures to retrieve such Party A’s property from the Subcontractor;

(2)

Within 30 days upon full performance of this Agreement or upon the termination hereof, all Party A’s property shall be returned to Party A in the same condition as received, allowing for reasonable wear and tear, except to the extent that such Party A’s property has been incorporated into Services delivered or consumed in the performance of this Agreement.

8.4

In the case of any losses incurred by Party A’s property due to Party B’s failure to fulfill its obligations under this Section, Party A shall be entitled to deduct relevant losses from any amount payable to Party B.

9	Confidentiality and Data Protection

9.1

While performing this Agreement, each Party may receive or have access to information which is confidential or proprietary to the other Party or its Affiliates, including, but not limited to, financial, marketing, technical, engineering, design or other information. The receiving Party agrees that all information which it receives from the disclosing Party while performing this Agreement or which receiving Party or any of its personnel, agents or Subcontractor may have access to while performing this Agreement at disclosing Party’s facilities, regardless of whether it is marked as “confidential”, shall be regarded as “Confidential Information” of the disclosing Party and shall be kept strictly confidential in accordance with all of the terms and conditions of this Agreement. Such Confidential Information includes, but is not limited to: all information contained in the disclosing Party’s computer systems and all documents, drawings, data, technology, specifications, financial information, business plans and other information disclosed orally, in writing, or by any other media, to the receiving Party by the disclosing Party. The terms of this Agreement shall be regarded as confidential by the Parties.

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In this Agreement, “Affiliate” means, with respect to any Party, any corporate, person or other entity that Controls or is Controlled by or is under common Control with such Party; “Control” means that a person/entity, directly or indirectly, has (i) the holding (direct or indirect) of or over 50% of the voting rights at another entity’s highest decision making authority; or (ii) the right to appoint the majority of the directors of another entity; or (iii) the ability to direct or cause the direction of the management or operation of another entity directly, whether through ownership of equity or shares with voting rights, contract or otherwise.

9.2

Each Party agrees that it shall not disclose any Confidential Information of the other Party, except to those employees, agents or other third parties who need access to the information in order to perform this Agreement and who agree in writing to keep such information confidential or are otherwise bound by duties of confidentiality. Each Party agrees that it shall not use such Confidential Information for any purpose other than performing this Agreement. The Parties shall use the same degree of diligence and effort to protect the disclosing Party’s Confidential Information from disclosure to third parties as the receiving Party uses to protect its own confidential information, but in no event will the receiving Party use less than reasonable and customary diligence and effort in protecting the disclosing Party’s Confidential Information.

9.3

Upon termination of this Agreement, or at any time upon request of the disclosing Party, the receiving Party shall surrender to the disclosing Party all copies of the disclosing Party’s Confidential Information which are then in the receiving Party’s possession, and all memoranda, notes, records, drawings, manuals, software and all other materials which are the property of the disclosing Party or which contain information which is proprietary to the disclosing Party. Other than one copy for archival or legal compliance purposes, the receiving Party shall not retain any copies of any Confidential Information of the disclosing Party.

9.4	The obligations of confidentiality shall not apply if:

(1)	the Confidential Information is, or becomes (other than through a breach of this Agreement) generally known to the public;

(2)	the Confidential Information was in the receiving Party’s possession prior to its disclosure by the disclosing Party, as demonstrated by the receiving Party’s written records;

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(3)

the Confidential Information is developed independently by the receiving Party, without reliance on the information or materials provided by the disclosing Party, as demonstrated by the receiving Party’s written records;

(4)	the Confidential Information was rightfully received by the receiving Party without obligation of confidentiality from a third party, as demonstrated by the receiving Party’s written records;

(5)

disclosure is required by law or lawfully required by governmental authorities; in such case, to the extent permitted by law, the receiving Party shall give the disclosing Party prompt notice of the request for disclosure, cooperates with disclosing Party in obtaining a protective order or other remedies, and discloses only that portion of the Confidential Information which is required by law or lawfully required by governmental authorities to disclose.

9.5

To the extent Party A discloses to Party B in connection with this Agreement any data and personal information (including any data and personal information generated and collected during the performance of the Services, collectively as “Information and Data”), Party B shall assist Party A in reasonable efforts in performing the obligations as the owner and controller of such Information and Data as well as any other obligations according to the applicable laws and regulations. Party B shall treat all Information and Data as the Confidential Information of Party A, and shall dispose (including in the ways of collecting, storing, using, processing, modifying, providing, transferring, disclosing, deleting, etc., collectively as “Dispose”) such Information and Data in compliance with the Cybersecurity Law of the PRC, the Data Security Law of the PRC, the Personal Information Protection Law of the PRC, Several Provisions on Automotive Data Security Management (for Trial Implementation) and other applicable laws and regulations, as well as additional instructions provided by Party A. Party B shall ensure the security and confidentiality of the Information and Data, adopt technical measures and other requisite measures to prevent accidental, unauthorized or unlawful destruction, loss, alteration, access, disclosure, divulgence, theft or tampering of or any other unlawful form of processing (collectively as “Unlawful Process”) the Information and Data, and take all immediate and effective measures to address any security issue thereof. Party B shall exercise all necessary supervision over its personnel and procure its personnel to comply with the obligations hereunder. Party A shall be entitled to audit Party B’s protection of the Information and Data hereunder under reasonable concerns, for which Party B shall provide reasonable cooperation. If Party A believes the Information and Data is in insecure status or its clients’ rights are affected by the Services provided by Party B, Party A shall be entitled to terminate this Agreement when Party B fails to rectify after it has been given reasonable time. The Information Security Compliance Statement (the “Statement”, if any) executed by Party B also sets forth Party B’s information security compliance obligations under this Agreement, which is hereby incorporated by reference.

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9.6

The Parties acknowledge and agree that, except as otherwise provided by law, all such Information and Data belongs to Party A and Party A has all present or future legal rights or interests in all Information and Data under this Agreement. The ownership of all Information and Data under this Agreement as well as all rights or interests hereof enjoyed by Party A shall not be changed as a result of the Parties’ cooperation under this Agreement, nor shall such cooperation be construed as assignment or license of any rights or interests in any form to Party B and/or its Affiliates, unless such license is required for the signing or performance of this Agreement. Party B shall not assign or use such Information and Data without prior written consent of Party A and shall not encumber Party A to Dispose such Information and Data. In the event that Party B shall transfer such Information and Data outbound to any non-PRC countries/areas (including but not limited to storing the data on servers located overseas), Party B shall submit the security assessment report of outbound data to Party A and shall obtain prior consent in writing from Party A before transfer to any non-PRC countries/areas.

9.7	Other Data Protection Requirement

(1)

Where Party B is entrusted by Party A to Dispose any Information and Data, it shall assist Party A in performing its statutory duties and obligations relating to the personal information protection and data compliance in accordance with applicable laws as well as the data privacy policy of Party A (if applicable), and shall take all necessary measures to safeguard the security of such data processed and prevent Unlawful Process. Party B shall not delegate any Subcontractor to Dispose any Information and Data under this Agreement without prior consent from Party A. If Party A agrees for the aforementioned subcontract in writing, Party B shall ensure that the Subcontractor complies with the provisions of this Agreement and bear joint and several liabilities with the Subcontractor.

(2)

During the performance of the Services, Party B shall fulfill the obligation of notification and obtaining the appropriate and effective consent (including standalone consent) from the individual concerned under applicable laws and regulations of the PRC. Party B shall assist Party A in fulfilling such obligations if applicable.

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(3)

When Party B Disposes any important data (as defined in the Several Provisions on Automotive Data Security Management (for Trial Implementation)), it shall fulfill relevant obligations under applicable laws and regulations of the PRC, including but not limited to risk assessment, security assessment for outbound transmission and annual report to the competent authority. Party B shall assist Party A in fulfilling such obligations if applicable.

10	Intellectual Property Rights and Ownership of Work Products

10.1	Definition

(1)

“Intellectual Property” or “IP” means any and all inventive subject matters, conceptions, ideas, innovations, inventions, discoveries, or original works of authorship, including, but not limited to, patents, patent applications, utility models, topography rights, copyrights (including mask works), trade secrets, methods, know-how, data, information, specifications, compositions, drawings, software, firmware, results, and all other similar or corresponding proprietary rights and all applications for the same, whether presently existing or created in the future, anywhere in the world, whether registered or not, and all benefits, privileges, rights to sue, recover damages and obtain relief for any past, current or future infringement, misappropriation or violation of any of the foregoing rights.

(2)

“Background IP” or “BIP” includes: (i) IP solely owned by, licensed to or in the possession of either Party prior to the execution date of this Agreement or starting date of the Services (whichever comes first shall prevail) in this Agreement; and (ii) IP solely made, developed, privileges, or acquired and therefore owned by or licensed to or in the possession of either Party during the term of this Agreement independently of any development work or Services (defined in Section 1.1) under this Agreement. For the purpose of clarity and for the purpose of this Agreement, “NMS BIP” shall mean the BIP solely owned by, licensed to or in the possession of Party A and/or any of its affiliates (including Nissan Motor Co. Ltd., or called “NML”). “Weride BIP” shall mean the BIP solely owned by, licensed to or in the possession of Party B, but shall in no event include any NMS BIP.

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(3)

“Foreground IP” or “FIP” includes: (i) IP made, developed, or acquired by Party B and/or the Subcontractors solely developed in the performing the Services during the term of this Agreement; (ii) derivatives made, conceived or developed by Party A and/or any of its affiliates (including NML) by using the work product and/or Services deliverables provided by Party B and/or the Subcontractors.

10.2	Background IP

(1)

Each Party retains the ownership of its BIP. Except as expressly specified herein or the Parties otherwise agree in writing, neither Party is obliged to provide any specific BIP, nor grant any license thereof to the other Party under this Agreement. The Parties acknowledge and agree that the performance of this Agreement shall not change the ownership of their respective BIP.

(2)

If the Parties agree that Weride BIP is necessary for carrying out the project and Services under this Agreement or Party A’s verifying the functions developed by Party B, Party B hereby grants Party A and/or its designated affiliate (including NML) a non-exclusive, perpetual, worldwide, and royalty-free license to use Weride BIP.

10.3	Foreground IP

(1)

Party A and/or its designated affiliate (including NML) retains the ownership of FIP. To avoid doubt, Party A and/or its designated affiliate (including NML) shall have the right to file, prosecute and maintain application for patent, registration of copyright, as well as any form of protection of FIP. Party B shall (and shall ensure the Subcontracts (as applicable) to) provide all necessary assistances (including executing necessary documents, etc.) to ensure Party A and/or its designated affiliate (including NML) to obtain all the rights, ownerships and benefits of such FIP. The intellectual property rights and ownership of deliverables arising out of this Agreement which cannot be transferred to NML due to regulatory restrictions, shall be solely owned by Party A. In such case, the Parties shall ensure that NML has the right to use and exploit any and all of the intellectual property rights and deliverables so created free of charge and without restriction to the fullest extent permitted by the applicable laws and regulations.

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(2)	Party A and/or its designated affiliate (including NML) shall have the right to utilize FIP in any purpose, including without limitation, research and development, commercialization.

(3)

Party B shall not in whole or in part use any FIP for any purpose other than performing the Services under this Agreement unless Party B obtains prior written consent from Party A or its designated affiliate (including NML).

10.4

Party B is not licensed or otherwise authorized to use the trademarks, trade names and logos (collectively the “Marks”) of Party A and/or its affiliates (including NML), except where such Marks constitute an inseparable part of any deliverables in connection with the Services to be delivered by Party B hereunder. The license of use of any Mark by Party B in any other manners or for any other purposes, if any, shall be subject to separate license agreements to be entered into by and between the Parties.

10.5	Party B shall ensure that each Service and all deliverables provided by Party B and/or its subcontractors in accordance with the plans agreed between Party A and Party B, shall:

(1)	not infringe the intellectual property rights or ownership or other lawful rights or interests of any third party;

(2)	not be defamatory, libellous, obscene or otherwise offensive; and

(3)	not violate any applicable laws or regulations.

10.6

Party B shall indemnify, defend and hold Party A, Party A’s Affiliates and their respective personnel (“Party A Indemnified Parties”) harmless from and against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) which should not exceed to the amount Party B should reasonably anticipate at the time of the execution of this Agreement, suffered or incurred by Party A Indemnified Parties arising out of or in connection with any third-party claims or any action, adjudication or decision taken against Party A Indemnified Parties by any regulatory body, in each case directly or indirectly arising (in whole or in part) out of any breach by Party B of Section 10.5.

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11	Compliance with Applicable Laws

11.1

Within the scope of the framework of the business transactions with Party A, Party B is obligated not to engage in any fraud, embezzlement, insolvency crimes, violation of competition law, grant of illegitimate benefit, offering or accepting bribes or other illegal or criminal acts of corruption, and to resist any other act of corruption of Party B’s employees, authorized parties, or other third parties acting on behalf of Party B.

11.2

Party B shall ensure that neither itself nor any of its Affiliates has given, offered or authorized or approved others to give, offer or authorize, directly or indirectly, any payment, gift, promise or other benefits, whether directly or through any other persons or entities, with the intention to:

(1)

exert influence on the act of any government official in his official capacity, to assist Party B or any other person in obtaining or maintaining business or business advantages, or granting business to any third parties;

(2)	secure any improper advantage;

(3)

induce any government official to use his influence to affect or influence any action, inaction or decision of any government authority, to assist Party B or any other persons in obtaining or maintaining business, or granting business to any third parties; or

(4)

offer illegal personal gains or benefits of monetary or other value to any government official, or in other manner bribe any person or make other illegal payment, no matter in form of money, property or services, to obtain or maintain business or seek improper advantages.

11.3

If Party B violates the provision in this Section 11, Party A shall be entitled to immediately exit or cancel any ongoing transaction with Party B and cancel all negotiations, shall be entitled to terminate any signed contract with Party B without any condition or any liability, Party A may also permanently remove Party B from consideration as a potential supplier to Party A.

12	Independent Relationship

12.1

Party B shall always be considered as an independent services provider, shall act with full independence during the provision of all Services, and not as an agent or employee of Party A. The Parties explicitly acknowledge and agree that, all Services provided hereunder shall be performed by Party B’s employees, and for no purpose shall Party B’s employees be deemed as Party A’s employees. Party B shall be responsible for the payment of its own expenses, salaries, employee welfares, all taxes, payments and withholdings provided in all applicable laws and regulations as well as relevant insurance expenses (including employee compensations).

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13	No Promotion

13.1

Under this Agreement, unless with Party A’s prior written approval or required to perform the obligations hereunder, Party B shall not use Party A’s company name or any variation thereof in any advertising, publicity or promotion, shall not by any means promote the transaction relationship between the Parties, and shall not use any trademark, trade name, trade dress or other mark or symbol in which Party A or any of its Affiliates have interest.

14	Force Majeure

14.1

“Force Majeure Event” means an event that is unforeseeable, unavoidable and insurmountable objective condition. Such events may include fire, flood, lightning, typhoon, earthquake or other nature disasters, explosions, war, riot, civil commotion, or government action. The Party affected by a Force Majeure Event shall promptly notify the other Party to mitigate the potential losses possibly incurred by the other Party and shall provide proof within 15 business days after the occurrence of the Force Majeure Event. The Party affected by a Force Majeure Event shall not be responsible partially or wholly for its failure or delay to perform any obligation required under this Agreement as a result of any Force Majeure Event. The Parties specifically agree that strikes and labor disputes occurred to the Party whose performance is prevented or interfered with shall not be included in Force Majeure Events.

14.2

Each Party may terminate this Agreement in part or in whole without incurring any liability when the other Party is delayed or prevented from performing its obligation under this Agreement for more than 30 days due to a Force Majeure Event.

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15	Liability of Default and Indemnity

15.1

Upon the occurrence of any event of default or other violation of any obligation, liability, representation or warranty hereunder to either Party, unless otherwise provided herein, the other Party shall be entitled to take one or more of the following measures:

(1)	requiring the defaulting Party to continue the performance this Agreement;

(2)	requiring the defaulting Party to take proper remedies;

(3)	suspending the payment of relevant fees;

(4)	requiring the defaulting Party to indemnify the non-defaulting Party for all losses.

15.2

With regard to any personnel injury and property losses (including but not limited to third party claims) arising out of or relating to the performance of obligations hereunder by Party B, its agents, employees or Subcontractor, Party B shall take sole responsibility. If any damages incurred by Party A, its management personnel, directors, employees or Affiliates due to such causes, Party B shall also indemnify for all losses.

16	Termination of Agreement

16.1

Party A shall be entitled to terminate this Agreement, for any reason, upon twenty (20) days prior written notice. Notwithstanding the foregoing, if the termination is not attributable to Party B, Party A will provide reasonable compensation to Party B as agreed by the Parties in writing upon amicable negotiation and in accordance with applicable laws.

16.2	Upon occurrence of any of the following events to a Party, the other Party may unilaterally terminate this Agreement by a written notice to such Party with immediate effect:

(1)

The Party fails to comply with any of the obligations, terms and conditions of this Agreement, and such failure is not cured within fifteen (15) days after it has received a written notice from the other Party;

(2)

Party B or its Subcontractor breaches this Agreement or violate provisions of laws (including, but not limited to, the case where any representation or warranty made by Party B in this Agreement is incorrect in any material respect when made), and causes Party A to reasonably believe that the cooperation is unable to continue, after considering all the circumstances and benefits of both Parties; or

(3)

The Party becomes insolvent or bankrupt, or is subject to the proceedings for liquidation or dissolution, or becomes unable to pay its debts as they become due or is dissolved in accordance with applicable laws.

16.3	Upon termination or cancellation of this Agreement for any reason, the Parties shall comply with the following provisions:

(1)

Party B shall refund Party A with any fees or amount paid by Party A (upon Party A’s confirmation, Party B may deduct the reasonable costs incurred during the course of Services provided by Party B) within 15 days after the termination or cancellation of this Agreement;

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(2)

Party B shall no longer carry out any activity in the name of providing Services for Party A, and shall actively cooperate in the subsequent matters after the termination hereof, shall return to Party A or submit to any party designated by Party A, within 30 days after termination, all the articles, materials and others which are under implementation or control of Party B, belong to Party A, or are transferred to the Subcontractor through Party B, as well as all materials relating to the content of the Services.

16.4	Sections 5, 8, 9, 10, 13, 15, 17, and 18 shall not be affected by the termination of this Agreement and remain in effect.

17	Governing Law and Dispute Resolutions

17.1	The validity, interpretation and construction of this Agreement, and all other matters related to this Agreement, shall be governed and interpreted by the laws of the PRC.

17.2

Any dispute, controversy or difference which may arise between the Parties out of, in relation to or in connection with this Agreement, or any breach thereof shall be submitted to Shanghai International Economic and Trade Arbitration Commission and finally settled in arbitration at Shanghai under its arbitration rules then in effect. Such arbitration shall be conducted in Chinese. The Parties hereto shall be bound by the arbitration award rendered. During the course of any dispute and arbitration proceedings, the Parties shall respectively continue to perform all the other rights and obligations hereunder except for those matters which are the subject of any dispute.

18	Notice

18.1

Any notices, requests, demands, claims and other communications hereunder shall be in writing in both Chinese and English and shall be delivered by hand, facsimile, internationally recognized overnight courier, registered mail (return receipt requested, postage prepaid) or email, to the Parties at the legal addresses or at such address of a Party as specified by it by a notice sent in accordance with this Section.

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18.2	The contact information of both Parties is as follows:

Party A:	Nissan Mobility Service Co., Ltd.

Mailing Address:

Addressee:	*****

Tel:	*****

Fax:	*****

E-mail:	*****

Party B:	Guangzhou Weride Technology Co., Ltd.

Mailing Address:	*****

Addressee:	*****

Tel:	*****

Fax:	*****

E-mail:	*****

18.3

All such notices and other communications shall be deemed to have been received: (1) in the case of delivery by hand, on the date of such delivery; (2) in the case of mailing and overnight mail, on the date of receipt; and (3) in the case of facsimile transmission, when confirmed by a facsimile machine report; and (4) in the case of email, on the date of the corresponding email reaching to receiving party’s email server, provided that the Party sending the notice shall deliver a copy of the notice in any of the other three ways mentioned above immediately (not later than the third business day) after sending the email.

19	Miscellaneous

19.1

Term of Validity. This Agreement shall become effective upon the execution of the Parties, on the date specified in the beginning hereof, and shall remain effective until the date of full performance of all the rights and obligations hereunder.

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19.2

Entire Agreement/Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior expressions, whether written or oral. This Agreement shall not be altered or modified unless in writing signed by both Parties.

19.3

Waiver. Upon a Party’s breach or default hereunder, the other Party’s failure, whether single or repeated, to exercise a right hereunder will not be deemed to be a waiver of that right as to any future breach or default.

19.4

Severability. If any of the provisions of this Agreement are held by a judicial institute of competent jurisdiction to be unenforceable or invalid, then such provisions will be ineffective to the extent of such ruling. All remaining provisions of this Agreement shall remain in full force and effect.

19.5

Headings and Interpretation. The headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural will include the other form.

19.6

No Assignment. Neither Party may assign this Agreement or delegate its duties hereunder without the prior written consent of the other Party; provided that Party A may assign this Agreement to its Affiliates upon written notice to Party B. The provision shall be binding upon the Parties, their successors and permitted assigns.

19.7	Originals: This Agreement shall be executed in four originals, each Party shall take two originals, and each original shall have equal legal effect.

19.8

Language: The documentation might be executed in both Chinese and English during the performance of the Service hereof. In the event of any discrepancy between the two versions, the English version shall prevail.

19.9	Supplemental Terms: N.A.

[No body text in the rest of this page, signature page follows]

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Signature Page of the Services Agreement

Nissan Mobility Service Co., Ltd.	Guangzhou Weride Technology Co., Ltd.

(Seal)	(Seal)

Legal /Authorized Representative

/s/ Company seal of Nissan Mobility Service Co., Ltd.	/s/ Company seal of Guangzhou Weride Technology Co., Ltd.

	Signature:	/s/ Xu Han

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Appendix 1: Scope, Requirements and Standards of the Services

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Appendix 2: Details of Service Fee (Estimated)

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Appendix 3: ODD Requirements for Ariya L4 SDS Development and Integration

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